Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Shelf Registration Statement of Power REIT on Form S-3 (No. 333-180693) of our report dated April 1, 2014 relating to our audit of the consolidated financial statements of Power REITand Subsidiaries as of December 31, 2013 and for the year then ended included in the Annual Report on Form 10-K of Power REIT for the year ended December 31, 2014.

/s/ CohnReznick
New York, NY

March 31, 2015